Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Finalizes Third Quarter 2018 Results
Delivers Strong Results

Singapore – August 1, 2018 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”), today announced financial results of its third fiscal quarter ended June 30, 2018. The Company reported third quarter net revenue of $268.8 million, and reported diluted EPS of $0.86 and a non-GAAP diluted EPS of $0.89.
During its third fiscal quarter, K&S repurchased $42.6 million of common stock in open market transactions at an average price of $23.75 per share. The Company also recorded a quarterly dividend equivalent to $0.12 per share during its third fiscal quarter.

Quarterly Results - U.S. GAAP
	Fiscal Q3 2018	Change vs. Fiscal Q3 2017 (As Restated)	Change vs. Fiscal Q2 2018
Net Revenue	$268.8 million	up 10.2%	up 21.2%
Gross Profit	$127.0 million	up 11.4%	up 27.8%
Gross Margin	47.2%	up 50 bps	up 240 bps
Income from Operations	$64.5 million	up 310.8%	up 68.0%
Operating Margin	24.0%	up 1760 bps	up 670 bps
Net Income	$60.3 million	up 73.3%	up 66.1%
Net Margin	22.4%	up 810 bps	up 600 bps
EPS – Diluted	$0.86	up 79.2%	up 68.6%

Quarterly Results - Non-GAAP

	Fiscal Q3 2018	Change vs. Fiscal Q3 2017 (As Restated)	Change vs. Fiscal Q2 2018
Income from Operations	$66.4 million	up 21.6%	up 64.0%
Operating Margin	24.7%	up 230 bps	up 650 bps
Net Income	$62.3 million	down 15.2%	up 63.1%
Net Margin	23.2%	down 690 bps	up 600 bps
EPS - Diluted	$0.89	down 11.9%	up 64.8%
* A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Financial Results” section.

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “Strong June quarter results were due to a sequential increase in sales of high-volume Ball and Wedge bonding tools. Improved margins were due to a relative increase in demand from high-performance Automotive and Semiconductor markets."

Third Quarter Fiscal 2018 Financial Highlights

•	Net revenue of $268.8 million.

•	Gross margin of 47.2%.

•	Net income of $60.3 million or $0.86 per share; Non-GAAP net income of $62.3 million or $0.89 per share.

•	Cash, cash equivalents, and short-term investments were $620.7 million as of June 30, 2018.

Fourth Quarter Fiscal 2018 Outlook

The Company currently expects net revenue in the fourth fiscal quarter of 2018 ending September 29, 2018 to be approximately $180 million to $190 million. The midpoint of this guidance would represent an increase of approximately 10% over fiscal year 2017.

Looking forward, Dr. Fusen Chen commented, "We continue to execute towards further increasing market opportunities, enhancing revenue and delivering profitability. Ongoing progress, evident in recent results, supports our long-term targets. Market relevance of our product portfolio combined with wide range of growing opportunities further increases our long-term confidence."

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, goodwill impairment, costs associated with restructuring, income tax expense related to the Tax Cuts and Jobs Act of 2017 as well as tax benefits or expense associated with the foregoing non-GAAP items. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results.  The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as non-GAAP operating income, operating margin, net income, net margin and net income per diluted share to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibit.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future expected dividend payouts and growth opportunities. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that the Company fails to meet its operational and financial targets in order to adhere to its dividend policy; the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; the possibility that we may need to impair the carrying value of goodwill and/or intangibles established in connection with one or more of our prior acquisitions; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; the impact of changes in tax law; the risk that the Company will not identify suitable acquisition opportunities or that any acquisitions will not be successful; the risk that the Company fails to timely remediate the material weaknesses identified in the Company’s internal controls over financial reporting or that new material weaknesses or significant deficiencies emerge; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2017 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	June 30, 2018	July 1, 2017 As Restated	June 30, 2018	July 1, 2017 As Restated
Net revenue	$268,834	$243,897	$704,297	$593,149
Cost of sales	141,865	129,894	380,679	318,456
Gross profit	126,969	114,003	323,618	274,693

Operating expenses:
Selling, general and administrative	30,609	33,453	85,484	88,900
Research and development	29,974	25,980	88,881	72,505
Impairment charges	—	35,207	—	35,207
Amortization of intangible assets	1,962	1,521	5,927	4,565
Restructuring	(39)	2,170	1,268	2,282
Total operating expenses	62,506	98,331	181,560	203,459
Income from operations	64,463	15,672	142,058	71,234
Other income (expense):
Interest income	3,459	1,751	8,420	4,502
Interest expense	(263)	(264)	(799)	(787)
Income before income taxes	67,659	17,159	149,679	74,949
Income tax expense/(benefit)	7,282	(17,657)	122,494	(9,933)
Share of results of equity-method investee, net of tax	121	7	144	7
Net income	$60,256	$34,809	$27,041	$84,875

Net income per share:
Basic	$0.87	$0.49	$0.39	$1.20
Diluted	$0.86	$0.48	$0.38	$1.18

Cash dividends declared per share	$0.12	$—	$0.12	$—

Weighted average shares outstanding:
Basic	69,125	71,063	70,019	70,960
Diluted	70,302	72,483	71,113	72,169

	Three months ended		Nine months ended
Supplemental financial data:	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Depreciation and amortization	$4,951	$3,963	$14,163	$11,739
Capital expenditures	4,071	3,803	16,481	21,909
Equity-based compensation expense:
Cost of sales	126	97	384	344
Selling, general and administrative	2,111	2,179	5,877	7,363
Research and development	656	514	1,963	1,763
Total equity-based compensation expense	$2,893	$2,790	$8,224	$9,470

	As of
	June 30, 2018	July 1, 2017
Backlog of orders [1]	$146,578	$198,592
Number of employees	3,109	3,299

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	June 30, 2018	September 30, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$362,686	$392,410
Restricted cash	514	530
Short-term investments	258,000	216,000
Accounts and other receivable, net of allowance for doubtful accounts of $675 and $79 respectively	256,694	198,480
Inventories, net	123,293	122,023
Prepaid expenses and other current assets	21,255	23,939
TOTAL CURRENT ASSETS	1,022,442	953,382

Property, plant and equipment, net	76,064	67,762
Goodwill	56,649	56,318
Intangible assets, net	55,131	62,316
Deferred income taxes	11,781	27,771
Equity investments	1,358	1,502
Other assets	2,500	2,056
TOTAL ASSETS	$1,225,925	$1,171,107

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$78,777	$51,354
Accrued expenses and other current liabilities	106,193	124,847
Income taxes payable	18,608	16,780
TOTAL CURRENT LIABILITIES	203,578	192,981

Financing obligation	15,437	16,074
Deferred income taxes	27,316	27,152
Income taxes payable	88,571	6,438
Other liabilities	8,941	8,432
TOTAL LIABILITIES	343,843	251,077

SHAREHOLDERS' EQUITY
Common stock, no par value	516,208	506,515
Treasury stock, at cost	(224,938)	(157,604)
Retained earnings	591,951	569,080
Accumulated other comprehensive (loss) / income	(1,139)	2,039
TOTAL SHAREHOLDERS' EQUITY	$882,082	$920,030

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,225,925	$1,171,107

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net cash provided by operating activities	$36,770	$25,188	$93,843	$68,166
Net cash provided by / (used in) investing activities, continuing operations	25,929	24,387	(57,527)	(8,012)
Net cash used in financing activities, continuing operations	(41,564)	(162)	(65,805)	(805)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,379	(687)	(251)	673
Changes in cash, cash equivalents and restricted cash	22,514	48,726	(29,740)	60,022
Cash, cash equivalents and restricted cash, beginning of period*	340,686	435,203	392,940	423,907
Cash, cash equivalents and restricted cash, end of period	$363,200	$483,929	$363,200	$483,929

Short-term investments	258,000	110,000	258,000	110,000
Total cash, cash equivalents, restricted cash and short-term investments	$621,200	$593,929	$621,200	$593,929
*Certain time deposits as at October 1, 2016 have been corrected from cash equivalents to short-term investments for comparative purposes.

Reconciliation of U.S. GAAP Income from Operating
to Non-GAAP Income from Operation and Operating Margin
(in thousands, except percentages)
(unaudited)

	Three months ended
	June 30, 2018	July 1, 2017 As Restated	March 31, 2018
Net revenue	$268,834	$243,897	$221,772
U.S. GAAP Income from operations	64,463	15,672	38,436
U.S. GAAP operating margin	24.0%	6.4%	17.3%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,962	1,521	2,022
Restructuring	(39)	2,170	(7)
Impairment charges	—	35,207	—
Non-GAAP Income from operations	$66,386	$54,570	$40,451
Non-GAAP operating margin	24.7%	22.4%	18.2%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(in thousands, except per share data)
(unaudited)

	Three months ended
	June 30, 2018	July 1, 2017 As Restated	March 31, 2018
Net revenue	$268,834	$243,897	$221,772
U.S. GAAP net income	60,256	34,809	36,313
U.S. GAAP net margin	22.4%	14.3%	16.4%

Pre-tax non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,962	1,521	2,022
Restructuring	(39)	2,170	(7)
Impairment charges	—	35,207	—
Net income tax expense/(benefit) on non-GAAP items	78	(241)	(111)
Total non-GAAP adjustments	2,001	38,657	1,904
Non-GAAP net income	62,257	73,466	38,217
Non-GAAP net margin	23.2%	30.1%	17.2%

U.S. GAAP net income per share:
Basic	0.87	0.49	0.52
Diluted	0.86	0.48	0.51

Non-GAAP adjustments per share:
Basic	0.03	0.54	0.03
Diluted	0.03	0.53	0.03

Non-GAAP net income per share:
Basic	$0.90	$1.03	$0.54
Diluted	$0.89	$1.01	$0.54